Exhibit 10.2

PDF Solutions, Inc.
Second Amended and Restated
2021 Employee Stock Purchase Plan

SECTION 1.    PURPOSE.

The purpose of this Second Amended and Restated 2021 Employee Stock Purchase Plan (“Plan”) is to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code and shall be administered, interpreted, and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of options under the Non-Section 423 Component, which need not qualify as options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such options granted under the Non-Section 423 Component shall be granted pursuant to sub-plans, appendices, rules or procedures as may be adopted by the Committee and designed to achieve tax, securities laws or other objectives for Eligible Employees -and the Employers in locations outside of the United States. Except as otherwise provided herein or determined by the Committee, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Committee at or prior to the time of such offering.

For purposes of this Plan, the Committee may designate separate offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable offering period(s) in each such offering is identical, provided that the terms of participation are the same within each separate offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

SECTION 2.    DEFINITIONS.

2.1

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2	“Board” means the Board of Directors of the Company.

2.3

“Change in Control” means an event in which the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the jurisdiction in which the Company is incorporated, a merger or consolidation with a wholly- owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated.

2.4

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.5

“Committee” shall mean the committee appointed by the Board to administer the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the Plan shall be administered by the Compensation and Human Capital Management Committee of the Board.

2.6	“Common Stock” means the common stock of the Company.

2.7	“Company” means PDF Solutions, Inc.

2.8

“Compensation” means, with respect to each Participant who is an Employee, a Participant’s regular wages. The Committee, in its discretion, may (on a uniform and nondiscriminatory basis) establish a different definition of Compensation prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.9

2.10 “Eligible Employee” means every Employee of an Employer, except (a) any Employee who immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code), or (b) as provided in the following sentence. The Committee, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that an Employee shall not be an Eligible Employee if he or she: (1) has not completed at least two years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (2) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Committee in its discretion), or (3) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion). Notwithstanding the foregoing, with respect to the Non-Section 423 Component, (a) the Committee may limit eligibility further within an Employer so as to designate only some Employees of the Employer as Eligible Employees and (b) to the extent any restrictions in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.10

“Employee” means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11

“Employer” or “Employers” means any one or all of the Company, and those Subsidiaries that the Board has approved/designated to participate in the Plan. An Employer may participate in either the Section 423 Component or Non-Section 423 Component, but not both in respect of Employees. If a Subsidiary is disregarded for U.S. tax purposes in respect of any Employer participating in the Non-Section 423 Component, the Committee may exclude such Subsidiary from participating in the Plan, notwithstanding that the Employer in respect of which such Subsidiary is disregarded may participate in the Plan.

2.12	“Enrollment Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time.

2.13	“Grant Date” means any date on which a Participant is granted an option under the Plan.

2.14

“Non-Section 423 Component” means offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Committee as a part of this Plan, in each case, pursuant to which options may be granted to Eligible Employees that need not satisfy the requirements for options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.15	“Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

2.16

“Plan” means the PDF Solutions, Inc. Second Amended and Restated 2021 Employee Stock Purchase Plan, as set forth in this document and including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as hereafter amended from time to time.

2.17

“Purchase Date” means such dates as may be determined by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.

2.18	“Section 423 Component” means offerings under the Plan that are intended to meet the requirements of Section 423(b) of the Code.

2.19

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.        SHARES SUBJECT TO THE PLAN.

3.1	Number Available. A maximum of 1,400,000 shares of Common Stock shall be available for issuance pursuant to the Plan.

3.2

Adjustments. In the event of any reorganization, recapitalization, stock split, subdivision of the outstanding shares, reverse stock split, stock dividend, declaration of a dividend payable in a form other than shares in an amount that will have a material effective on the shares, combination or consolidation of shares, merger, consolidation, offering of rights, spin-off or other similar change in the capital structure of the Company, the Board shall make appropriate adjustments in the number, kind and purchase price of the shares or securities available for purchase under the Plan and in the maximum number of shares or kind of securities subject to and purchase price for any option under the Plan.

SECTION 4.        ENROLLMENT.

4.1

Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an Eligible Employee must complete, sign, and submit to the Company an enrollment form in such form, manner and by such deadline as may be specified by the Committee from time to time (in its discretion and on a nondiscriminatory basis). Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires. Any Participant whose option has not expired and who has not withdrawn from the Plan automatically will be deemed to be un-enrolled from the Participant’s current option and be enrolled as of a subsequent Enrollment Date if the price per Share on such subsequent Enrollment Date is lower than the price per Share on the Enrollment Date relating to the Participant’s current option.

4.2

Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation. Pursuant to such procedures as the Committee may specify from time to time, a Participant may elect to have withholding equal to a whole percentage from 1% to 10% (or such lesser, or greater, percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date). All Plan contributions in respect of the Non-Section 423 Component for Eligible Employees shall be made only by after-tax payroll deductions by the Employer. A Participant may elect to increase or decrease his or her rate of payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective as of a specific date, an enrollment form must be received by the Company no later than the deadline specified by the Committee, in its discretion and on a nondiscriminatory basis, from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

SECTION 5.        OPTIONS TO PURCHASE COMMON STOCK.

5.1	Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

5.2

Duration of Option. Each option granted under the Plan shall expire upon the conclusion of the option’s offering period which will end on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean the period from the applicable Enrollment Date through the last business day prior to the immediately following Enrollment Date.

5.3

Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date.5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

(a)	payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

(b)	purchase of shares upon exercise of the option will be accomplished only in accordance with Section 6.1;

(c)	the price per share under the option will be determined as provided in Section 6.1; and

(b)	the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

SECTION 6.        PURCHASE OF SHARES.

6.1

Exercise of Option. Subject to Section 6.2, on each Purchase Date, the funds then credited to each Participant’s account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant’s account for the purchase of shares on the next Purchase Date. The price per Share of the Shares purchased under any option granted under the Plan shall be eighty-five percent (85%) of the lower of:

(a)

the closing price per Share on the Nasdaq National Market System on the Grant Date for such option (or, if the Grant Date is a non-trading day on the Nasdaq National Market, then the closing price on the prior Nasdaq trading day); or

(b)	the closing price per Share on the Nasdaq National Market System on the Purchase Date.

6.2

Delivery of Shares. As directed by the Committee in its sole discretion, shares purchased on any Purchase Date shall be delivered directly to the Participant or to a custodian or broker (if any) designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system.

6.3

Exhaustion of Shares. If at any time the shares available under the Plan are over- enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Such reduction method shall be “bottom up,” with the result that all option exercises for one share shall be satisfied first, followed by all exercises for two shares, and so on, until all available shares have been exhausted. Any funds that, due to over-enrollment, cannot be applied to the purchase of whole shares shall be refunded to the Participants (without interest thereon, except as may be required by local law in a non-U.S. jurisdiction). If the payment of interest on any Participant’s account is so required, such provisions shall apply to all Participants in the relevant offering except to the extent otherwise permitted by Treas. Reg § 1.423-2(f). With respect to any offering under the Non-Section 423 Component, the payment of interest shall apply as determined by the Committee (but absent any such determination, no interest shall apply).

6.4	Limitation on Shares.

(a)	Notwithstanding the above, the maximum number of shares a Participant may purchase on any Purchase Date shall be twelve thousand five hundred (12,500) Shares.

(b)

Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted rights to purchase shares under the Section 423 Component of this Plan which permits the Participant’s rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the fair market value of such shares (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

SECTION 7.         WITHDRAWAL.

7.1

Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company by the deadline specified by the Committee (in its discretion and on a uniform and nondiscriminatory basis) from time to time. When a withdrawal becomes effective, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon).

SECTION 8.         CESSATION OF PARTICIPATION.

8.1

Termination of Eligibility. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s account shall be distributed to him or her (without interest thereon). If a Participant transfers employment from the Company or any Subsidiary participating in the Section 423 Component to any Employer participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the offering period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such offering. A Participant who transfers employment from any Employer participating in the Non-Section 423 Component to the Company or any Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current offering period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first offering period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Committee may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

8.2

Leave of Absence or Temporarily Out of Continuous Employment. Any Participant who is (y) on a leave of absence approved by the Participant’s employer, or (z) otherwise temporarily not an Eligible Employee even though the Participant is still an employee of the Company or a Subsidiary (the first date of either such event is referred to herein as the “Transition Date”), shall continue to be a Participant for a period the longer of three (3) months after such Transition Date or so long as the Participant’s right to reemployment with his or her employer is guaranteed either by Employer’s written, legally enforceable agreement with the Participant, or by statute or applicable laws. If the Participant does not return from his or her leave of absence or otherwise become an Eligible Employee again by the date that is three (3) months from the Transition Date, his or her employment relationship will be deemed to have terminated, and his or her election to participate in the Plan shall be deemed to have been cancelled on the first (1st) day following such three (3) month period after the Transition Date, unless the Participant’s right to reemployment with his or her employer is guaranteed either by statute or applicable laws, in which case his or her election to participate in the Plan shall be deemed to have been cancelled on the first (1st) day after the date that the Participant’s right to reemployment with his or her employer is no longer guaranteed either by statute or applicable laws.

SECTION 9.         DESIGNATION OF BENEFICIARY.

9.1

Designation. Each Participant may, pursuant to such uniform and nondiscriminatory procedures as the Committee may specify from time to time (which may be applicable solely in respect of the Section 423 Component), designate one or more Beneficiaries to receive any amounts credited to the Participant’s account at the time of his or her death. Notwithstanding any contrary provision of this Section 9, Sections 9.1 and 9.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

9.2

Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

9.3

Failed Designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her estate.

SECTION 10.         CHANGE IN CONTROL.

In the event of a Change in Control, all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such Change in Control (such date shall be considered herein a “Purchase Date”) by causing all amounts credited to each Participant’s account to be applied to purchase as many shares pursuant to the Participant’s purchase rights, subject to the limitations of the Plan. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of a Change in Control and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of such Change in Control.

SECTION 11.        ADMINISTRATION.

11.1	Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

11.2

Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

11.3

Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a)

To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

(b)	To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c)	To cause an account or accounts to be maintained for each Participant;

(d)	To determine the time or times when, and the number of shares for which, options shall be granted;

(e)	To establish and revise an accounting method or formula for the Plan;

(f)	To designate a custodian or broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated custodian or broker;

(g)	To determine the status and rights of Participants and their Beneficiaries or estates;

(h)	To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i)	To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(j)	To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed or engaged outside of the United States;

(k)

To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

11.4	Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

11.5

Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but fees and taxes (including brokerage fees) for the transfer, sale, or resale of shares by a Participant, or the issuance of physical share certificates, shall be borne solely by the Participant.

11.6

Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

11.7

Indemnification. To the extent permitted by applicable law, each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 12.        AMENDMENT, TERMINATION, AND DURATION.

12.1

Amendment or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants’ accounts which have not been used to purchase shares shall be returned to the Participants (without interest thereon) as soon as administratively practicable.

SECTION 13.        GENERAL PROVISIONS.

13.1

Participation by Subsidiaries. In the event one or more Subsidiaries of the Company are approved/designated to participate in the Plan by the Board, each such Subsidiary shall be deemed to agree to all of the terms of the Plan, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. The Board may determine whether a Subsidiary shall participate in the Section 423 Component or Non-Section 423 Component and may terminate participation of a Subsidiary in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

13.2

Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

13.3

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4

Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Committee).

To the extent any sub-plan or appendix or other changes approved by the Committee are inconsistent with the requirements of Section 423 of the Code or would jeopardize the tax-qualified status of the Section 423 Component, the change shall cause the Employers affected thereby to be considered Employers in a separate offering under the Non-Section 423 Component instead of the Section 423 Component. To the extent any Employee in the Section 423 Component is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a U.S. citizen or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any offering, or the option to violate the requirements of Section 423 of the Code, such Employee shall be considered a Participant in a separate offering under the Non-Section 423 Component.

13.5

Compliance with Rule 16b‑3. Any transactions under this Plan with respect to officers (as defined in Rule 16a‑1 promulgated under the 1934 Act) are intended to comply with all applicable conditions of Rule 16b‑3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b‑3 no longer is required, all references in the Plan to Rule 16b‑3 shall be null and void.

13.6

No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to continue as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

13.7

Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

13.8

Construction and Applicable Law. The provisions of the Plan shall be construed, administered, and enforced in accordance with such Section and with the laws of the State of California (excluding California’s conflict of laws provisions). Solely as to the Section 423 Component, any provision of the Plan which is inconsistent with Section 423(b) of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423(b).

13.9

Captions. The captions contained in and the table of contents prefixed to, the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.